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                                                               EXHIBIT 10.9


                         EXECUTIVE CONSULTING AGREEMENT
                         ------------------------------


     THIS EXECUTIVE CONSULTING AGREEMENT (the "Agreement"), is made and dated as of September 20, 1994, by and between ABC BANCORP, a Georgia corporation (the "Company"), and EUGENE M. VEREEN, JR., an individual resident of Moultrie, Georgia ("Executive Consultant").

                              W I T N E S S E T H:
                              - - - - - - - - - -

      WHEREAS, Executive Consultant has served for many years as the Chairman of the Board and Chief Executive Officer of the Company;

      WHEREAS, Executive Consultant has made valuable contributions to the profitability and financial strength of the Company;

      WHEREAS, the Company desires to encourage Executive Consultant to continue to make valuable contributions to the Company's business operations upon his retirement or resignation from the Company's Board of Directors (the "Board");

      WHEREAS, the Company desires to provide fair and reasonable benefits to Executive Consultant on the terms and subject to the conditions set forth in this Agreement; and

      WHEREAS, the Company desires reasonable protection of its confidential business and customer information which it has developed over the years at substantial expense and assurance that Executive Consultant will not compete with the Company for a reasonable period of time after termination of his services to the Company, except as otherwise provided herein.

      NOW, THEREFORE, in consideration of these premises, the mutual covenants and undertakings herein contained, each intending to be legally bound, Executive Consultant and the Company covenant and agree as follows:

      1.  DUTIES.
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      In consideration of the payments to be made by the Company to Executive
Consultant as provided in Section 2 below, Executive Consultant shall during the Term (as hereinafter defined) provide consulting services to the Company on such matters pertaining to the business of the Company as may, from time to time, be requested of him by the Chief Executive Officer of the Company. In this regard, Executive Consultant shall be available throughout the Term at reasonable times, and upon reasonable notice, to meet with the Board or the Chief Executive
Officer of the Company, or his designee, for the purposes of providing such consulting services.
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Further, Executive Consultant shall, in connection with such consulting services and subject to reasonable scheduling conflicts, attend such meetings, consult with such persons and engage in such activities to promote the business and image of the Company, as the Chief Executive Officer of the Company shall reasonably request; provided, however, that Executive Consultant shall only
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obligated to perform consulting services commensurate with his status as a former chief executive officer of the Company and only those services which the Chief Executive Officer of the Company believes, in good faith, to be fairly requested and to be of benefit to the Company.

      2.  COMPENSATION.
          ------------

     (A) For the consulting services to be provided by the Executive Consultant hereunder, the Company shall pay to the Executive Consultant the annual sum of [EIGHTY SEVEN THOUSAND FIVE HUNDRED DOLLARS ($87,500.00)], which sum shall be paid in equal monthly installments. No reduction in the amount payable to Executive Consultant hereunder shall be made on account of compensation received by him from other employment.

     (B) In performing his consulting services hereunder, Executive Consultant shall be an independent contractor and shall not be, or be deemed to be, an employee or agent of the Company. Except as may be specifically authorized in a writing in advance by the Chief Executive Officer of the Company, Executive Consultant shall have no right or authority to act for or on behalf of the Company or otherwise to enter into any agreements or make any commitments with third parties binding upon the Company.

     (C) The amounts payable under Section 2(A) above shall be paid without deduction for state or federal withholding taxes, social security or other like sums; and, by virtue of his being an independent contractor hereunder, Executive Consultant alone shall be responsible for the payment of all such taxes and sums levied or assessed with respect to the amounts paid to Executive Consultant hereunder; provided, however, if it is determined that Executive Consultant is
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an employee for purposes of the Federal Insurance Contributions Act, federal or state unemployment compensation taxes or other like taxes or levies, notwithstanding his status as an independent contractor hereunder, Executive Consultant shall not be liable for any such taxes or levies to the extent they are by applicable law imposed on employers and not withheld from employee compensation.

     3.  TERM.  The term of this Agreement shall begin on the date of Executive
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Consultant's retirement or resignation from the Board (the "Effective Date")
and, unless otherwise earlier terminated pursuant to Section 5 hereof, shall end on the date which is six (6) years following the Effective Date (the "Term"). Notwithstanding the foregoing, this Agreement shall automatically

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terminate (and the Term of this Agreement shall thereupon end) without notice when Executive Consultant attains 80 years of age.

      4.  EXPENSES.  During the Term, Executive Consultant shall receive
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reimbursement from the Company for all reasonable business expenses incurred in the course of the performance of his consulting services hereunder and which have been approved in advance by the Company, upon submission to the Company of written vouchers and statements for reimbursement.

      5.  TERMINATION.  Subject to the respective continuing obligations of the
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parties, including, but not limited to, those set forth in Subsections 6(A),
6(B), 6(C) and 6(D) hereof, this Agreement may be terminated as follows:

     (A) the Company, by action of the Board and upon written notice to Executive Consultant, may terminate this Agreement immediately for cause. For purposes of this Subsection 5(A), "cause" for termination of this Agreement hereunder shall exist (a) if the Executive Consultant is convicted of (from which no appeal may be taken), or pleads guilty to, any act of fraud, misappropriation or embezzlement, or any felony, (b) if, in the determination of the Board the Executive Consultant has engaged in gross or willful misconduct materially damaging to the business of the Company (it being understood, however, that unintentional physical damage to any property of the Company by Executive Consultant shall not be a ground for such a determination by the Board, or (c) if Executive Consultant has failed, without reasonable cause, to follow reasonable written instructions of the Board or the Chief Executive Officer consistent with Executive Consultant's position and after written notice from the Company of such failure, Executive Consultant at any time thereafter again so fails.

     (B) Executive Consultant, by written notice to the Company, may terminate this Agreement immediately for good reason. For purposes of this Subsection 5(B), "good reason" shall mean a good faith determination by Executive Consultant, in Executive Consultant's sole and absolute judgment, that any one or more of the following events has occurred, without Executive Consultant's express written consent, after a Change of Control (as hereinafter defined):

                (1) a change in Executive Consultant's reporting responsibilities as in effect immediately prior to the Change of Control, which has the effect of diminishing Executive Consultant's responsibility or authority;

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                (2)  the taking of any action by the Company that would
           materially adversely affect the physical conditions existing at the time of the Change of Control in or under which Executive Consultant provides his services hereunder, provided that the Company may take action with respect to such conditions after a Change of Control so long as such conditions are at least commensurate with the conditions in or under which someone of Executive Consultant's status would customarily perform his duties; or

                (3) a material change in the fundamental business philosophy, direction, and precepts of the Company and its subsidiaries, considered as a whole, as the same existed prior to the Change of Control.

      Any event described in this Subsection 5(B)(1) through (3) which occurs prior to a Change of Control but which Executive Consultant reasonably demonstrates (A) was at the request of a third party who has indicated an intention, or taken steps reasonably calculated, to effect a Change of Control or (B) otherwise arose in connection with, or in anticipation of, a Change of Control which actually occurs, shall constitute good reason for purposes hereof, notwithstanding that it occurred prior to a Change of Control.

      (C) Executive Consultant, upon thirty (30) days written notice to the Company, may terminate this Agreement without good reason.

      (D) This Agreement shall terminate in the event of Executive Consultant's death or disability. For purposes of this Agreement, "disability" shall be defined as Executive Consultant's inability by reason of illness or other physical or mental incapacity to provide the services to the Company hereunder for any consecutive One Hundred Eighty (180) day period.

      (E) A "Change of Control" of the Company shall mean any of the following events:

                (i) Unless approved by the affirmative vote of at least two-thirds (2/3) of those members of the Board who are in office immediately prior to the event(s) and who are not employees of the
           Company:

                     a. the merger or consolidation of the Company with, or the sale of all or substantially all of the assets of the Company to, any person or entity or group of associated persons or entities; or

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                     b.  the direct or indirect beneficial ownership, in the
                aggregate, of securities of the Company representing twenty percent (20%) or more of the total combined voting power of the Company's then issued and outstanding securities by any person or entity, or group of associated persons or entities acting in concert, not affiliated (within the meaning of the Securities Act of 1993, as amended) with the Company as of the date hereof; provided, however, that the Board may, at any time and in its
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                sole discretion, increase the ownership percentage threshold of this item b. to an amount not exceeding forty percent (40%); or

                     c. the shareholders of the Company approve any plan or proposal for the liquidation or dissolution of the Company.

               (ii) A change in the composition of the Board at any time during any consecutive twenty-four (24) month period such that the "Continuity Directors" cease for any reason to constitute at least a seventy percent (70%) majority of the Board. For purposes of this Agreement, "Continuity Directors" means those members of the Board who either:

                     a. were directors at the beginning of such consecutive twenty-four (24) month period; or

                     b. were elected by, or on the nomination or recommendation of, at least a two-thirds (2/3) majority of the Board.

      6.  RESTRICTIVE COVENANTS.  In order to induce the Company to enter into
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this Agreement, Executive Consultant hereby agrees as follows:

     (A) During the Term and for a period of two years thereafter except for a termination of this Agreement for reasons other than those set forth in Subsection 5(B) of this Agreement, Executive Consultant shall not divulge or furnish any trade secrets (as defined in (S)16-8-13 of the Official Code of Georgia Annotated) of the Company or any confidential information acquired by him concerning the policies, plans, procedures or customers of the Company to any person, firm or corporation, other than the Company or upon its written request, or use any such trade secret or confidential information (which shall at all times remain the property of the Company) directly or indirectly for Executive Consultant's own benefit or for the benefit of any person, firm or corporation other than the Company.

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      (B)  For a period of two years after termination of this Agreement for reasons other than those set forth in Subsection 5(B) of this Agreement, Executive Consultant shall not directly or indirectly provide banking or bank-related services to, or solicit the banking or bank-related business of, any customer of the Company at the time of such provision of services or solicitation which Executive Consultant served either alone or with others during the Term in any city, town, borough, township, village or other place in which Executive Consultant performed services for the Company, or assist any actual or potential competitor of the Company to provide banking or bank-related services to or solicit any such customer's banking or bank-related business in any such place.

      (C) During the Term and for a period of one year after termination of this Agreement for reasons other than those set forth in Subsection 5(B) of this Agreement, Executive Consultant shall not, directly or indirectly, as principal, agent, or trustee, or through the agency of any corporation, partnership, trade association, agent or agency, engage in any banking or bank-related business or venture which competes with the business of the Company as conducted during the Term within a radius of fifty (50) miles of the Company's main office.

      (D) If this Agreement is terminated for reasons other than those set forth in Subsection 5(B) of this Agreement, Executive Consultant will turn over immediately thereafter to the Company all business correspondence, letters, papers, reports, customers' lists, financial statements, credit reports or other confidential information or documents of the Company or its affiliates in the possession or control of Executive Consultant, all of which writings are and will continue to be the sole and exclusive property of the Company or its affiliates.

If this Agreement is terminated during the Term of this Agreement for reasons set forth in Subsection 5(B) of this Agreement, Executive Consultant shall have no obligations to the Company with respect to trade secrets, confidential information or noncompetition under this Section 6. Executive Consultant acknowledges that irreparable loss and injury would result to the Company upon the breach of any of the covenants contained in this Section 6 and that damages arising out of such breach would be difficult to ascertain. Executive Consultant hereby agrees that, in addition to all other remedies provided at law or at equity, the Company may petition and obtain from a court of law or equity both temporary and permanent injunctive relief to prevent a breach by Executive Consultant of any covenant contained in this Section 6.

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      7.   NOTICE OF TERMINATION AND DATE OF TERMINATION.  Any termination of
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this Agreement as contemplated by Section 5 hereof, except in the circumstances of Executive Consultant's death, shall be communicated by written "Notice of Termination" by the terminating party to the other party hereto. Any "Notice of Termination" pursuant to Subsections 5(A), 5(B) or 5(D) shall indicate the specific provisions of this Agreement relied upon and shall set forth in reasonable detail the facts and circumstances claimed to provide a basis for such termination. For purposes of this Agreement, "Date of Termination" shall mean: (i) if this Agreement is terminated because of Executive Consultant's disability, thirty (30) days after Notice of Termination is given (unless Executive Consultant shall have returned to the performance of Executive Consultant's duties on a full-time basis during such thirty (30) day period); or
(ii) if this Agreement is terminated for cause, retirement, good reason or pursuant to Subsection 5(C) hereof, the date specified in the Notice of Termination; provided, however, that if within thirty (30) days after any such
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Notice of Termination is given, the party receiving such Notice of Termination notifies the other party that a dispute exists concerning the termination, the Date of Termination shall be the date on which the dispute is finally resolved, either by mutual agreement of the parties or by a final judgment, order or decree of a court of competent jurisdiction (the time for appeal therefrom having expired and no appeal having been perfected).

      8.   LEGAL FEES AND EXPENSES.  If a dispute arises regarding the
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termination of this Agreement pursuant to Section 5 hereof or as to the interpretation or enforcement of this Agreement and Executive Consultant obtains a final judgment in his favor in a court of competent jurisdiction or his claim is settled by the Company prior to the rendering of a judgment by such a court, all reasonable legal fees and expenses incurred by the Company in contesting or disputing any such termination or seeking to obtain or enforce any right or benefit provided for in this Agreement or otherwise pursuing his claim shall be paid by the Company, to the extent permitted by law.

      9.   PAYMENTS AFTER DEATH.  Should Executive Consultant die after
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termination of this Agreement while any amounts are payable to him hereunder, this Agreement shall inure to the benefit of and be enforceable by Executive Consultant's executors, administrators, heirs, distributees, devisees and legatees and all amounts payable hereunder shall be paid in accordance with the terms of this Agreement to Executive Consultant's devisee, legatee or other designee or, if there is no such designee, to his estate.

      10.  NOTICES.  For purposes of this Agreement, notices and all other
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communications provided for herein shall be in writing and shall be deemed to have been given when delivered or mailed by United States registered or certified mail, return receipt requested, postage prepaid, addressed as follows:

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      If to Executive Consultant:                  Eugene M. Vereen, Jr.
                                                   P.O. Box 340
                                                   Moultrie, Georgia  31776


      If to the Company:                           ABC Bancorp
                                                   310 First Street, S.E.
                                                   Moultrie, Georgia  31768

or to such address as either party hereto may have furnished to the other party in writing in accordance herewith, except that notices of change of address shall be effective only upon receipt.

      11.  GOVERNING LAW.  The validity, interpretation, and performance of this
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Agreement shall be governed by the laws of the State of Georgia without giving effect to the conflicts of laws principles thereof.

      12.  SUCCESSORS.  The Company shall require any successor (whether direct
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or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business or assets of the Company, by agreement in form and substance satisfactory to Executive Consultant, to expressly assume and agree to perform this Agreement in the same manner and same extent that the Company would be required to perform it if no such succession had taken place. Failure of the Company to obtain such agreement prior to the effectiveness of any such succession shall be a material intentional breach of this Agreement and shall entitle the "Company" to terminate this Agreement for good reason pursuant to Subsection 5(B) hereof. As used in this Agreement, the "Company" shall mean the Company as hereinbefore defined and any successor to its business or assets as aforesaid.

      13.  MODIFICATION.  No provision of this Agreement may be modified, waived
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or discharged unless such waiver, modification or discharge is agreed to in writing signed by Executive Consultant and the Company. No waiver by either party hereto at any time of any breach by the other party hereto of, or compliance with, any condition or provision of this Agreement to be performed by such other party shall be deemed a waiver of dissimilar provisions or conditions at the same or any prior subsequent time. No agreements or representation, oral or otherwise, express or implied, with respect to the subject matter hereof have been made by either party which are not set forth expressly in this Agreement.

      14.  SEVERABILITY.  The invalidity or unenforceability of any provisions
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of this Agreement shall not affect the validity or enforceability of any other provisions of this Agreement which shall remain in full force and effect.

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      15.  COUNTERPARTS.  This Agreement may be executed in one or more
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counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same agreement.

      16.  ASSIGNMENT.  This Agreement is personal in nature and neither party
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hereto shall, without consent of the other, assign or transfer this Agreement or any rights or obligations hereunder except as provided in Sections 9 and 12 above. Without limiting the foregoing, Executive Consultant's right to receive compensation hereunder shall not be assignable or transferable, whether by pledge, creation of a security interest or otherwise, other than a transfer by his will or by the laws of descent or distribution as set forth in Section 9 hereof, and in the event of any attempted assignment or transfer contrary to this Section 16, the Company shall have no liability to pay any amounts so attempted to be assigned or transferred.

      17.  ENTIRE AGREEMENT.  This Agreement constitutes the entire agreement
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between the parties hereto and supersedes all prior agreements, if any, understandings and arrangements, oral or written, between the parties hereto with respect to the subject matter hereof.

      IN WITNESS WHEREOF, Executive Consultant has executed, sealed and delivered this Agreement, and the Company has caused this Agreement to be executed, sealed and delivered, all as of the day and year first above set forth.

                                               ABC BANCORP

[CORPORATE SEAL]

Attest:                                   By:  /s/ Kenneth J. Hunnicutt
                                              ---------------------------------
                                              Its:  President

 /s/ Sara R. Hall
----------------------------
Secretary


                                               /s/ Eugene M. Vereen, Jr. (SEAL)
                                               --------------------------------
                                               EUGENE M. VEREEN, JR.

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